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                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-102436

                              PROSPECTUS SUPPLEMENT

                      To Prospectus dated January 17, 2003

                                       of

                                  FINDWHAT.COM


     Cleveland Overseas Limited ("Cleveland Overseas") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:


o  30,900 shares on January 27, 2003 at an average price of $7.0978 per share.;

o  14,200 shares on January 28, 2003 at an average price of $7.2476 per share.

This sale was effected by Bernard Herold & Co., Inc., as agent, at a total commission of $2,255.00. Immediately following these sales, Cleveland Overseas beneficially owned 331,179 shares of our common stock..

     On January 28, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $7.30.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus Supplement is January 29, 2003.